CAPITAL MARKETS CONTACT:

Alexandra Petek

apetek@merrimanco.com
(415) 248-5681

www.netelement.com

Net Element Announces $30 Million Financing Round

Financing to Support an Aggressive Growth Agenda

MIAMI, FLORIDA – April 22, 2014 – Net Element, Inc. (NASDAQ: NETE) (“Net Element” or the “Company), a technology-driven group specializing in mobile payments and value-added transactional services in emerging countries and in the United States, is pleased to announce that the Company completed the first closing of $11.2 million from a new investor, Cayman Invest, SA (“Cayman Invest”).

Cayman Invest has agreed to fund $11.2 million and in return the Company has issued to Cayman Invest, SA a note that is convertible at or before a maturity date of March 31, 2015 into 15% of the outstanding shares of Net Element. This investment by Cayman Invest is structured as a convertible debenture that does not accrue interest before the maturity date. The $11.2 million raise is part of a larger financing round totaling $30 million that the Company plans to complete this year.

“Net Element has demonstrated the viability of its business model and the value-added nature of its disruptive technologies in the financial services technology sector. We expect Net Element’s service offerings to be key enablers for the growth in cashless transactions in the emerging markets,” said Anvar Mametov, Managing Director of Cayman Invest. “We are delighted to support the Company in further developing and globally scaling the business.”

Oleg Firer, CEO of Net Element commented, “I am pleased to announce this relationship with Cayman Invest as we execute an aggressive growth strategy with the proceeds from this capital raise.” Firer continued, “We are dedicated to building shareholder value and this transaction provides the Company with critical expansion capital from a committed and highly valued international investor.”

Additional information regarding this financing may be found in Net Element’s 8K, which was filed with the Securities and Exchange Commission (SEC) on April 22, 2014 and may be obtained from the SEC's Internet website at http://www.sec.gov.

About Net Element (NASDAQ: NETE)

Net Element (NASDAQ: NETE) is a global technology-driven group specializing in mobile payments and value-added transactional services. The Company owns and operates a global mobile payments and transaction processing provider, TOT Group. TOT Group companies include Unified Payments, recognized by Inc. Magazine as the #1 Fastest Growing Private Company in America in 2012, Aptito, a next generation cloud-based point of sale payments platform, and TOT Money, which has a leading position in Russia and has been ranked as the #1 SMS content provider by Beeline, Russia's second largest telecommunications operator. Together with its subsidiaries, Net Element enables ecommerce and adds value to mobile commerce environments. Its global development centers and high-level business relationships in the United States, Russia and Commonwealth of Independent States strategically position the Company for continued growth. The Company has U.S. headquarters in Miami and headquarters in Moscow. More information is available at www.netelement.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, whether Net Element or its business continues to grow. These forward-looking statements include, without limitation, the extent that Cayman Invest will fund the entire amount under the note, and the extent Element is able (or unable) to obtain replacement or additional financing in sufficient amounts or on acceptable terms when needed. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Net Element and are difficult to predict, Examples of such risks and uncertainties include, but are not limited to: (i) Net Element 's ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Net Element 's ability to maintain existing, and secure additional, contracts with users of its payment processing services; (iii) Net Element 's ability to successfully expand in existing markets and enter new markets; (iv) Net Element 's ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Net Element 's business; (viii) changes in government licensing and regulation that may adversely affect Net Element 's business; (ix) the risk that changes in consumer behavior could adversely affect Net Element 's business; (x) Net Element 's ability to protect its intellectual property; (xi) local, industry and general business and economic conditions; (xii) adverse effects of potentially deteriorating U.S.-Russia relations, including, without limitation, over a conflict related to Ukraine, including a risk that the U.S. government may decide to impose sanctions or other legal restrictions on U.S. businesses doing business in Russia. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K and the subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K filed by Net Element with the Securities and Exchange Commission. Net Element anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Net Element assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law.

Source: Net Element